Investor Presentation November 13, 2025 l (NYSE American: INFU) Helping People Live Longer and Healthier Lives

Forward-Looking Statements / Non-GAAP Measures Forward-Looking Statements Certain statements contained in this presentation are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, our share repurchase program and capital allocation strategy, business plans, strategic partnerships, growth initiatives, objectives and prospects, future operating or financial performance, guidance and expected new business relationships and the terms thereof (including estimated potential revenue under new or existing contracts). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” "goal," “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our ability to successfully execute on our growth initiatives and strategic partnerships, our ability to enter into definitive agreements for the new business relationships on expected terms or at all, our ability to generate estimated potential revenue amounts under new or existing contracts, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law, global financial conditions and recessionary risks, rising inflation and interest rates, supply chain disruptions, systemic pressures in the banking sector, including disruptions to credit markets, the Company's ability to remediate its previously disclosed material weakness in internal control over financial reporting, contributions from acquired businesses or new business lines, products or services and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. Our strategic partnerships are subject to similar factors, risks and uncertainties. All forward-looking statements made in this presentation speak only as of the date hereof. InfuSystem does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law. Non-GAAP Measures This presentation contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this presentation provide useful information to the Company’s management, investors and other interested parties about the Company’s operating performance because they allow them to understand and compare the Company’s operating results during the current periods to the prior year periods in a more consistent manner. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP, and similarly titled non-GAAP measures may be calculated differently by other companies. The Company calculates those non-GAAP measures by adjusting for nonrecurring or non-core items that are not part of the normal course of business and that the Company’s management does not believe will have similar comparable year-over-year items. A reconciliation of those measures to the most directly comparable GAAP measures is provided in Appendix A of this presentation. 2

Six Consecutive Years of Record Revenue • Revenue CAGR: 12% • Adjusted EBITDA CAGR: 11% 3 81.1 $97.4 $102.4 $109.9 $125.8 $134.9 2019 2020 2021 2022 2023 2024 20 40 60 80 100 120 140 Net Revenues In M ill io ns Investment Highlights 39-Year History | Long-Term Blue Chip Customer Base 2024 Adjusted EBITDA: $25.3M Business Generates Substantial Annual Cash Flow • $20.5M – 2024 Cash Flow Provided by Operations Solid Balance Sheet to Support Growth* • Net Leverage Ratio: 0.66x • Debt/Equity Ratio: 0.78x Medical Equipment Assets*: ~$111M NOLs: ~$14.4M 6 *Data as of September 30, 2025, unless otherwise noted

*Source: Newsweek, World's Best Hospitals 2024 4 Business Highlights A leading provider of medical equipment and patient services powered by a 100K+ device fleet in the U.S. and Canada Nearly four decades of experience, built on existing Oncology therapy model and now rapidly expanding into multiple therapies National scale, serving 19 out of 20 top-ranked hospital systems nationwide* Participating in-network provider in more than 800 health insurance networks covering over 96% of the U.S. population, serving over 2,000 sites of care Serving nearly 4,500 customer locations Seven major service areas in the U.S. and Canada with more than 500 employees

5 Providing Solutions To Manage the Device Throughout the Treatment Cycle Device-Agnostic Services Platform That Improves Health Care Processes and Outcomes Patient • SAFE quality equipment • Home treatment • Last-mile solution • 24-hour patient support • Patient satisfaction surveys Manufacturer • Product distribution • TRUSTED device care • Preferred service center • Recall remediation Payer • Lower cost of care — SMART • Improve patient outcomes • Contracts covering over 96% of the U.S. population Provider • Equipment on demand • Device agnostic • Lower admin costs — SMART SOLUTIONS

SALES BY SEGMENT Total 2024 Revenue: $134.9 Million $54.5M (40%)$80.4M (60%) Device Solutions Providing equipment, products and services to hospitals, clinics and home infusion providers Patient Services Facilitating outpatient care for patients requiring durable medical equipment Patient Services • Oncology • Pain Management • Wound Care Device Solutions • Biomedical Services • Consumables • Inventory Management • Sales, Rentals & Leasing 6

Patient Services • 800+ national payer contracts covering over 96% of U.S. population • Focused and scalable revenue cycle management team • 24/7 clinical hotline • Device agnostic Device Solutions • White Glove Concierge approach • 7 facilities serving U.S. and Canada • More than 200 biomedical technicians • Extensive repair capabilities and expertise • ISO 9001/13485 certified Competitive Advantages • Significant Barriers to Entry in Patient Services • Service-Based Competitive Advantages in Device Solutions 7

“The patient is at the center of everything we do.” Patient Services Oncology (Core Business) Is Profitable and Stable Growth Opportunities Are Pain Management and Wound Care Clinical Support/ Case Management Device Logistics Revenue Cycle Management Device Repair & Maintenance 8 Unique High-Service Platform, Third-Party Payer Model INFU Is Paid by the Patient’s Insurance Provider

Medical Device Sales, Rentals & Leasing Consumable Sales Device Repair & Maintenance Device Solutions Traditional Medical Distribution, Direct Payer Model INFU Is Paid Directly by the Hospital/Clinic/Home Care Provider Trusted Device & Service Provider Inventory & Tracking • Device Solutions (Core Business) Is Stable and Growing • Growth Opportunity Is Biomedical Services 9

Managing the Device Throughout the Treatment Cycle SOLUTIONS Manufacturer Provider Payer Patient • Distribution • Device support • Improved outcomes • Lower costs • Devices on demand • White Glove services • Third-party payer billing • Access to advanced devices and products • 24/7 patient support Connecting and Enhancing Processes for Key Stakeholders To Solve Complex Problems 10

High-Value Health Care Services Platform Specialized Skills We Developed for Oncology Now Being Leveraged in New Therapies and Partnerships 11

InfuSystem's Unique Capabilities Are in High Demand

February 2020
Launched Negative Pressure Wound Therapy (NPWT) to Provide Last-Mile Solution

February 2021
Acquired and Integrated Two Biomedical Services Companies to Develop and Expand Device Solutions in Acute Care

February 2022
Signed Agreement With Solo-Dex Inc. for Proprietary Continuous Peripheral Nerve Block Catheters

April 2022
Biomedical Master Service Agreement With Leading Global Health Care Technology and Diagnostics Company – 300K Pumps, 1,200 Medical Facilities, 800 Hospitals

November 2022
Established New Wound Care Partnership With Sanara MedTech to Deliver a Complete Wound Care Solution

Distribution Agreement With Cork Medical to Distribute NPWT Devices and Supplies

April 2023
Announced National Distribution Agreement With Genadyne Biotechnologies to Distribute NPWT Systems and Supplies

August 2024
Announced Distribution Agreement With Smith+Nephew to Distribute Its Innovative RENASYS◊ EDGE NPWT System and Supplies

September 2024
InfuSystem Holdings, Inc. and Sanara MedTech Inc. Announced Exclusive U.S. Distribution Agreement with ChemoMouthpiece, LLC

2020 ➤ 2021 ➤ 2022 ➤ 2023 ➤ 2024

12 | SAFE. SMART. TRUSTED.

Quarterly Trends (1) See Appendix A. (2) Includes $0.7M spent in 2024, and an estimated $2.6M in 2025. Expected completion in 2026. 13 Net Revenue Quarterly Trend $24.5 $24.8 $26.6 $26.5$26.8 $27.0 $27.3 $28.8 $30.4 $31.7 $31.9 $31.8$32.0 $33.7 $35.3 $33.8 $34.7 36.0 36.5 2021 2022 2023 2024 2025 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter $— $10.0 $20.0 $30.0 $40.0 Adjusted EBITDA Quarterly Trend (1)(2) $6.2 $5.9 $5.5 $6.5 $4.1 $5.5 $5.6 $5.5 $4.2 $5.8 $6.2 $6.2 $3.9 $6.1 $7.9 $7.5 6.3 8.0 8.3 2021 2022 2023 2024(2) 2025(2) 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter $— $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $ in M ill io ns $ in M ill io ns

Annual Financial Performance 14 $ in M ill io ns $ in M ill io ns Net Revenues $97.4 $102.4 $109.9 $125.8 $134.9 $141.1 2020 2021 2022 2023 2024 TTM 9/30/25 Estimated 2025 $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 Adjusted EBITDA (1) $26.2 $24.0 $20.7 $22.4 $25.3 $30.2 2020 2021 2022 2023 2024(2) TTM 9/30/25(2) Estimated 2025(2) $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Patient Services Net Revenues $61.1 $65.6 $68.9 $76.5 $80.4 $85.4 2020 2021 2022 2023 2024 TTM 9/30/25 $— $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 Device Solutions Net Revenues $36.3 $36.8 $41.0 $49.3 $54.5 $55.7 2020 2021 2022 2023 2024 TTM 9/30/25 $— $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 (1) See Appendix A. (2) Includes $0.7M spent in 2024, and an estimated $2.6M in 2025. Expected completion in 2026. $ in M ill io ns $ in M ill io ns **Estimates as of September 30, 2025 *2020 includes favorable COVID-19 impact on Net Revenue and AEBITDA. 6-8 % Growth 20 % of Revenue

Annual Margin Performance 15 Gross Margin 59.4% 57.2% 55.1% 50.2% 52.2% 55.4% 2020 2021 2022 2023 2024 TTM 9/30/25 —% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% Adjusted EBITDA Margin (1) 26.9% 23.5% 18.9% 17.8% 18.8% 21.4% 2020 2021 2022 2023 20242) TTM 9/30/25(2) Estimated 2025(2) —% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Patient Services Gross Margin 65.1% 64.1% 63.1% 62.5% 65.7% 64.3% 2020 2021 2022 2023 2024 TTM 9/30/25 —% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% Device Solutions Gross Margin 49.9% 44.8% 41.8% 31.1% 32.2% 41.7% 2020 2021 2022 2023 2024 TTM 9/30/25 —% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% (1) See Appendix A. (2) Includes $0.7M spent in 2024, and an estimated $2.6M in 2025. Expected completion in 2026. **Estimates as of September 30, 2025 *2020 includes favorable COVID-19 impact on AEBITDA. Greater than 20 % of Revenue

Capital Expenditures & Revenue Growth – TTM 16 Capital Expenditures, Net - TTM (000's) TTM Growth Rate Q 1- 20 19 Q 2- 20 19 Q 3- 20 19 Q 4- 20 19 Q 1- 20 20 Q 2- 20 20 Q 3- 20 20 Q 4- 20 20 Q 1- 20 21 Q 2- 20 21 Q 3- 20 21 Q 4- 20 21 Q 1- 20 22 Q 2- 20 22 Q 3- 20 22 Q 4- 20 22 Q 1- 20 23 Q 2- 20 23 Q 3- 20 23 Q 4- 20 23 Q 1- 20 24 Q 2- 20 24 Q 3- 20 24 Q 4- 20 24 Q 1- 20 25 Q 2- 20 25 Q 3- 20 25 $— $5,000 $10,000 $15,000 $20,000 $25,000 -10.0% -5.0% —% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0%

Balance Sheet Highlights 17 (1) July 15, 2025, we amended the 2021 credit agreement. New expiration date July 15, 2030. $ in Millions As of September 30, 2025 Equity $55.5 Total Long-Term Debt 1 $20.9 Net Leverage Ratio 0.66x Debt/Equity Ratio 0.78x Total Available Liquidity $54.6 Cash Provided by Operations (TTM) $25.2 Cash (Designed for low cash levels) $1.0 Working Capital $15.9 NOLs $14.4 Fixed vs. Floating Debt 96% 4% Fixed Variable $20.9M Fixed portion of debt effected through interest- rate swaps.

18 Capital Allocation Priorities Investments to Drive Organic Growth Initiatives • Device Solutions – Biomedical Services • Patient Services – SI Health Care Technologies Share Repurchase – Opportunistic • $20M Stock Repurchase Program Renewed May 20, 2024, Expires on June 30, 2026 • Purchased $9.7 M of Shares as of September 30, 2025 • Purchased $6.2 M of Shares Under Previous Program* Reduce Debt Levels • Ongoing Financial Flexibility • Maintain Leverage at 1.5x – 2.0x *Previous Authorization Was from June 30, 2021 to May 20, 2024

Corporate Priorities Maintain Solid Core Business in Oncology and Device Solutions Drive Major Growth Initiatives – Biomedical and Wound Care Continuous Process Enhancements to Boost Net Margins; Sustain Optimal CapEx Efficiency Balance Investment/Growth Initiatives With Improving AEBITDA and Cash Flow 19

Appendix A GAAP to NON-GAAP Reconciliation

NET INCOME TO ADJUSTED EBITDA:	Twelve Months Ended December 31,				Nine Months Ended September 30,	
(in thousands)	2021	2022	2023	2024	2024	2025
GAAP net income	$ 1,420	$ 18	$ 872	$ 2,345	$ 1,412	$ 4,591
Adjustments:						
Interest expense	1,377	1,402	2,170	1,777	1,416	1,039
Income tax (benefit) provision	(163)	112	979	2,714	1,383	2,535
Depreciation	10,363	10,866	11,518	11,508	8,335	9,236
Amortization	4,262	2,494	990	991	743	709
Non-GAAP EBITDA	**$ 17,259**	**$ 14,892**	**$ 16,529**	**$ 19,335**	**$ 13,289**	**$ 18,110**
Stock compensation costs	6,404	3,825	4,074	4,460	3,276	3,091
Medical equipment reserve and disposals (1)	194	1,162	1,501	573	368	231
Acquisition costs	154	—	—	—	—	—
SOX readiness costs	199	110	—	—	—	—
Management reorganization/transition costs (2)	49	633	72	108	108	1,082
Cooperation Agreement payment and associated legal expenses	—	—	16	649	649	—
Certain other non-recurring costs	(210)	123	174	175	109	149
Non-GAAP Adjusted EBITDA	**$ 24,049**	**$ 20,745**	**$ 22,366**	**$ 25,300**	**$ 17,799**	**$ 22,663**
Business Application ("ERP") Upgrade Investment (3)	$ —	$ —	$ —	$ —	$ 295	$ 1,871

(1) Amounts represent a non-cash expense recorded to adjust the reserve for missing medical equipment and/or the disposal of medical equipment and is being added back due to its similarity to depreciation.
(2) Includes severance compensation for the outgoing CEO totaling $1.0 million for the period ending September 30, 2025.
(3) Represents expenses associated with a project to upgrade the Company's information technology and business applications including a replacement of our main enterprise resource planning ("ERP") application. The project was launched during the second quarter of 2024 and is expected to be completed during the first quarter of 2026. Amounts are included in GAAP net income and have not been added back in the measurement of Non-GAAP Adjusted EBITDA.

20 | SAFE. SMART. TRUSTED.

InfuSystem SAFE. SMART. TRUSTED.